Exhibit 99.1

Conmed Healthcare Management, Inc. Reports Record Revenues

Second Quarter Revenue Increases 41% to $12.7 Million; Six-Month Revenue Increases 49% to $25.1 Million

Hanover, Md.-- (BUSINESS WIRE)—August 12, 2009 -- Conmed Healthcare Management, Inc. (NYSE - Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal correctional facilities, today announced financial results for the three- and six-month periods ended June 30, 2009.

Second Quarter Financial Highlights
•	Net revenue increased 41% to $12.7 million from $9.0 million in last year's comparable period.
•	Gross profit increased 74% to $2.6 million (20.5% gross margin), compared to $1.5 million (16.6% gross margin) last year.
•	Operating expenses as a percentage of sales were 20.1% compared to 22.5% in the year-ago period.
•	Operating income was approximately $51,000 compared to an operating loss of approximately $534,000 in last year’s second quarter, a $585,000 positive swing.
•
Net loss of approximately $2.4 million, or $0.19 per basic and diluted share, included a $2.4 million charge for a change in fair value of derivatives, compared to net loss of approximately $494,000, or $0.04 per basic and diluted share, in last year’s comparable  period.

•	The Company generated approximately $841,000 in positive operating cash flow in the second quarter, and finished the quarter with $8.9 million in cash and cash equivalents.

Second Quarter Operating Highlights
•	New multi-year contract with Creek County, OK marks Conmed’s entrance into a seventh state. Total value over the life of the contract is approximately $2.2 million.
•	Expanded footprint in Maryland by signing a multi-year agreement with the Washington County Detention Center valued at more than $5 million.
•	Expanded footprint in Oregon through a multi-year medical service contract with Coos County, OR valued at more than $2 million over the life of the contract.

Subsequent to Second Quarter-end
•	Conmed listed on the NYSE Amex Market and began trading under the ticker symbol CONM, on July 15, 2009.
•
Announced $2.0 million in service extensions and price adjustments related to 31 existing county and municipal jurisdictions with contract anniversary dates between January 1, 2009 and August 1, 2009, representing an anticipated 5.2% increase in revenues on these existing contracts.

Second Quarter Results
Net revenue for the three months ended June 30, 2009 increased $3.7 million, or 41%, to $12.7 million from $9.0 million in last year's comparable period. The revenue improvement resulted from the addition of contracts signed since March 31, 2008 with Caroline County, MD; Chesapeake City, VA; Douglas County, OR; Pima County, AZ and the Western Virginia Regional Jail, as well as revenue generated from the acquisition of Correctional Mental Healthcare Services, LLC (CMHS) on November 4, 2008. Revenues also increased as a result of expansion of services under existing contracts and price increases related to existing services.

"Continued momentum in our financial performance demonstrates successful and consistent execution of our growth strategy,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “We again achieved record revenues in the second quarter and first half of 2009, and we continue to see steady interest in our services from county correctional facilities around the country. We expanded into Oklahoma, our seventh state, and signed multi-year agreements with Washington County, Maryland and Coos County, Oregon. We believe that our quality of service, including our excellent record in compliance and customer retention continue to add to our outstanding reputation and remain key factors in attracting new business. Our November 2008 acquisition of CMHS added an in-house mental health capability which we believe distinguishes Conmed in the marketplace.”

Dr. Turner continued, “We remain focused on both innovation and quality improvement programs to continue to differentiate ourselves in the marketplace. We expect to achieve these goals through internal development, external partnership and expansions.”

Dr. Turner concluded, “Subsequent to the end of the second quarter, we made an exciting and successful move to the NYSE Amex stock market. The listing was another step forward in Conmed’s corporate development and evidence of our commitment to improve the visibility of our Company to the investment community and expand our shareholder base.”

Total healthcare expenses for the period ended June 30, 2009 were $10.1 million compared to $7.5 million in the year-ago period. The increase reflects increased staffing to support new business as well as for medical services care resulting primarily from the increase in medical service contracts offset by a decrease in absolute dollars for out of facility medical services. This decrease was partially offset by increased expenditures for pharmacy and diagnostic imaging services. Gross profit increased 74% to $2.6 million, or 20.5% gross margin, compared to $1.5 million, or 16.6% gross margin, in the prior year period.

Total operating expenses were $2.5 million for the quarter ended June 30, 2009 compared to $2.0 million for the year-ago period. Operating expenses as a percentage of sales were 20.1% compared to 22.5% in last year’s comparable period. Selling, general and administrative expenses for the second quarter were $1.9 million or 15.3% of revenue compared to $1.5 million or 16.6% of revenue in last year’s quarter, and reflect investments in additional management and administrative personnel required to support the new contracts and services added in 2008 and 2009, as well as to sustain the Company during anticipated future growth.

Conmed reported operating income of approximately $51,000 in the second quarter compared to an operating loss of approximately $534,000 in the second quarter last year. Net loss of approximately $2.4 million, or $0.19 per basic and diluted share was compared to a net loss of approximately $494,000, or $0.04 per basic and diluted share, in last year’s comparable period.

The second quarter 2009 net loss included a $2.4 million charge for a change in fair value of our outstanding warrants due to the appreciation of our common stock from $2.20 at the beginning of the period to $3.85 as of June 30, 2009, as required under EITF 07-5.**

First Six Months Results
Net revenue for the six months ended June 30, 2009 increased $8.3 million, or 49%, to a record $25.1 million from $16.8 million for last year's comparable period. Approximately $7.6 million, or 91.9%, of the year-over-year increase is due to the effect of the addition of new medical service contracts acquired after December 31, 2007. Total healthcare expenses for the six months ended June 30, 2009, were $19.9 million compared to $13.9 million in the year-ago period. For the six months ended June 30, 2009, gross profit increased 78% to $5.3 million, representing 21.0% gross margin, compared to gross profit of $3.0 million or 17.6% gross margin in last year's comparable period.

Total operating expenses were $5.0 million, or 19.9% of revenue for the six months ended June 30, 2009 compared to $4.1 million, or 24.4% of revenue for the same period last year. Conmed's operating income was approximately $266,000 compared to an operating loss of $1.2 million in the same period last year. The net loss was approximately $2.3 million or $0.18 per basic and fully diluted share compared to a loss of $1.0 million, or $0.09 loss per basic and fully diluted share in the same period last year.

The first half of 2009 net loss includes a $2.4 million non-cash charge for a change in fair value of our outstanding warrants due to the appreciation of our common stock from $2.20 at the beginning of the period to $3.85 as of June 30, 2009, as required under EITF 07-5.**

For the first six months of 2009, adjusted EBITDA* was approximately $1.8 million compared to approximately $145,000 in last year’s same period.

The Company generated approximately $1,792,000 in operating cash flow in the six months ended June 30, 2009, and had $8.9 million in cash and cash equivalents as of June 30, 2009 compared to $7.5 million at December 31, 2008. Shareholders’ equity decreased to $10.6 million at June 30, 2009 compared to $14.9 million at December 31, 2008. Days Sales Outstanding (DSO) as of June 30, 2009 declined to approximately 13 days.

*Use of Non-GAAP Measures
In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains the Company’s “EBITDA” results, which are non-GAAP earnings results that exclude certain items. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA are key indicators used by management to evaluate operating performance. While EBITDA and adjusted EBITDA are not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. Adjusted EBITDA, as used in the press release, represents income from continuing operations before interest, taxes, depreciation and amortization adjusted for stock-based compensation, gains or losses on the sale of assets, impairment charges, change in fair value of derivative financial instruments and other unusual or non-recurring transactional events. A reconciliation of EBITDA and adjusted EBITDA to the nearest comparable GAAP financial measures is included in the financial schedules accompanying this press release. The adjusted financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

**EITF 07-5 -- Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock:
We are required to record a non-cash charge to our GAAP results per Emerging Issues Task Force (“EITF”) Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock and thus our financial statements will continue to include this charge going forward until certain events occur and/or conditions are met, as defined in the new regulations. As a result of the Company’s adoption of EITF 07-5 effective January 1, 2009, approximately 1.7 million of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment and as a result they are now being recorded as a liability based on fair value estimates.  These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model and all changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire.

Conference Call
Conmed will host a conference call today, Wednesday, August 12, at 4:30 PM ET.  Anyone interested in participating should call 877-941-1466 if calling within the United States or 480-629-9644 if calling internationally. A re-play will be available until August 19, 2009, which can be accessed by dialing 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use passcode 4128678 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=00006828 and archived for 30 days.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in thirty-six counties in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions~~.~~; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONMED HEALTHCARE MANAGEMENT, INC.
 CONSOLIDATED BALANCE SHEETS

	June 30, 2009 (unaudited)	December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,921,083	$7,472,140
Accounts receivable	1,857,387	2,375,583
Prepaid expenses	373,824	291,599
Total current assets	11,152,294	10,139,322

PROPERTY AND EQUIPMENT, NET	648,862	529,304

DEFERRED TAXES	645,000	645,000

OTHER ASSETS
Service contracts acquired, net	1,047,000	2,004,000
Non-compete agreements, net	628,667	821,667
Goodwill	6,263,705	6,254,544
Deposits	15,408	15,408
Total other assets	7,954,780	9,095,619
	$20,400,936	$20,409,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,640,426	$1,080,259
Accrued expenses	2,997,761	3,210,749
Taxes payable	72,240	432,380
Deferred revenue	215,506	561,734
Notes payable, current portion	34,042	170,228
Total current liabilities	4,959,975	5,455,350

NOTES PAYABLE, LONG-TERM	35,000	35,000

DERIVATIVE FINANCIAL INSTRUMENTS	4,817,102	--

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 5,000,000 shares; issued and outstanding zero shares as of June 30, 2009 and December 31, 2008	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 12,601,429 and 12,457,539 shares as of June 30, 2009 and December 31, 2008, respectively	1,260	1,246
Additional paid-in capital	35,205,648	36,875,610
Retained (deficit)	(24,618,049)	(21,957,961)
Total shareholders' equity	10,588,859	14,918,895
	$20,400,936	$20,409,245

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Six Months Ended June 30, 2009	For the Six Months Ended June 30, 2008	For the Three Months Ended June 30, 2009	For the Three Months Ended June 30, 2008

Service contract revenue	$25,131,993	$16,831,113	$12,712,751	$8,994,863

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	14,238,095	8,719,760	7,250,241	4,605,733
Medical expenses	4,763,396	4,659,923	2,381,463	2,643,335
Other operating expenses	863,830	487,704	479,625	254,269
Total healthcare expenses	19,865,321	13,867,387	10,111,329	7,503,337

Gross profit	$5,266,672	$2,963,726	2,601,422	1,491,526

Selling and administrative expenses	3,759,723	3,084,421	1,944,196	1,495,409
Depreciation and amortization	1,240,559	1,029,575	605,738	530,126
Total operating expenses	5,000,282	4,113,996	2,549,934	2,025,535

Operating income (loss)	266,390	(1,150,270)	51,488	(534,009)

OTHER INCOME (EXPENSE)
Interest income	44,580	107,150	15,952	41,253
Interest (expense)	(7,173)	(3,194)	(1,967)	(1,504)
Change in fair value of derivatives	(2,444,273)	--	(2,445,139)	--
Total other income (expense)	(2,406,866)	103,956	(2,431,154)	39,749

Loss before income taxes	(2,140,476)	(1,046,314)	(2,379,666)	(494,260)
Income tax (expense)	(153,000)	--	(32,000)	--
Net loss	$(2,293,476	$(1,046,314)	$(2,411,666)	$(494,260)

LOSS PER COMMON SHARE
Basic and diluted	$(0.18)	$(0.09)	$(0.19)	$(0.04)

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	12,516,285	12,006,848	12,560,155	12,024,222

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30, 2009	For the Six Months Ended June 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(2,293,476)	$(1,046,314)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	90,559	39,575
Amortization	1,150,000	990,000
Stock-based compensation	324,269	263,246
Loss on disposal of property	--	2,257
Change in fair value of derivatives	2,444,273	--
Changes in working capital components
Decrease (increase) in accounts receivable	518,196	(158,182)
(Increase) in prepaid expenses	(82,225)	(327,955)
Decrease in deposits	--	45,000
Increase in accounts payable	560,167	159,956
Increase (decrease) in accrued expenses	(212,988)	1,027,433
(Decrease) in income taxes payable	(360,140)	--
(Decrease) in deferred revenue	(346,228)	(326,828)
Net cash provided by operating activities	1,792,407	668,188

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(210,117)	(271,397)
Asset Purchase from EMDC, P.C.	--	(245,762)
Stock Purchase of CMHS, LLC	(9,161)	--
Net cash used in investing activities	(219,278)	(517,159)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit	(100,000)	--
Payments on loans	(36,186)	(35,930)
Proceeds from exercise of warrants	12,000	--
Net cash used in financing activities	(124,186)	(35,930)

Net increase in cash and cash equivalents	1,448,943	115,099

CASH AND CASH EQUIVALENTS
Beginning	7,472,140	7,136,720
Ending	$8,921,083	$7,251,819
NON-CASH INVESTING AND FINANCING ACTIVITIES WERE AS FOLLOWS:
Stock (81,081 Shares) for Asset Purchase from EMDC, P.C.	--	150,000
Promissory Note payable to EMDC, P.C. for Asset Purchase	--	132,275
Warrants (80,000 Shares) for Asset Purchase from EMDC, P.C.	--	50,013
	$--	$332,288

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$7,173	$3,194
Income taxes paid	513,140	--

CONMED HEALTHCARE MANAGEMENT, INC.
RECONCILIATION OF PROFORMA GAAP NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA

	Six Months Ended June 30,		Three Months Ended June 30,
	2009	2008	2009	2008
Net (loss)	$(2,293,476)	$(1,046,314)	$(2,411,666)	$(494,260)
Income tax expense	153,000	--	32,000	--
Interest income	(44,580)	(107,150)	(15,952)	(41,253)
Interest expense	7,173	3,194	1,967	1,504
Depreciation and amortization	1,240,559	1,029,575	605,738	530,126
Earnings before interest, taxes, depreciation and amortization (EBITDA)	(937,324)	(120,695)	(1,787,913)	(3,883)
Stock based compensation	324,269	263,247	165,000	143,192
Change in fair value of derivatives	2,444,273	--	2,445,139	--
Loss on Sales of Assets	--	2,257	--	2,257
Adjusted EBITDA**	$1,831,218	$144,809	$822,226	$141,566

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com